Exhibit 99.2

COMPANY’S SUBSIDIARY LML PATENT CORP. ADVISED OF TRIAL CONTINUANCE

VANCOUVER, BC, September 14, 2011 - LML Patent Corp. (“LML”), a wholly-owned, indirect subsidiary of LML Payment Systems Inc. (the “Corporation”) (Nasdaq: LMLP) announced today that the trial with respect to the patent infringement lawsuit filed on November 19, 2008 by LML in the U.S. District Court for the Eastern District of Texas originally involving nineteen defendants in the United States alleging that the defendants infringe U.S. Patent No. RE40,220, which was set to commence on October 4, 2011, has now been ordered continued until March 6, 2012.

“Like any plaintiff, we are disappointed in this postponement.  We believe justice delayed is a form of justice denied.  Having said that, we are pleased that during this action we were able to settle with and enter into license agreements with seventeen of the original defendants in this case.  Clearly, there appears to be more work to be done.  Additionally, we expect to follow through with our appeal with the United States Patent and Trademark Office with respect to the inter-partes re-examination and we also expect to continue to move forward with our own ex-parte re-examination that the PTO ordered on Tuesday,” commented Patrick Gaines, Chief Executive Officer.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its Canadian subsidiary Beanstream Internet Commerce Inc., and its U.S. subsidiaries Beanstream Internet Commerce Corp and LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses. We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40,220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Corporation’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect the Corporation’s financial results is included in the Corporation’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Corporation undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

###
CONTACTS:
Patrick H. Gaines - CEO	Investor Relations
(640) 689-4440	(800) 888-2260